UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 5, 2015 (Date of earliest event reported)

ENERGY & TECHNOLOGY, CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	333-143215	26-0198662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Petroleum Towers, Suite 530
3639 Ambassador Caffery Blvd Lafayette LA P.O. Box 52523 Lafayette, LA	70505
(Address of Principal Executive Offices)	(Zip Code)

337-984-2000

(Registrant’s telephone number, including area code)

337-988-1777

(Registrant’s fax number, including area code)

www.engt.com

www.energytechnology.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

On March 5, 2015, due to personnel changes at The Hall Group, the Company’s independent registered public accounting firm, The Hall Group lost the Public Companies Accounting Oversight Board certification and was forced to terminate its client-auditor relationship with Energy & Technology, Corp. as indicated in The Hall Group communication dated March 5, 2015 herein attached.

The reports of The Hall Group on the Company’s consolidated financial statements as of and for the years ended December 31, 2012 and 2013 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2013 and 2012, and through March 5, 2015, there were no (a) disagreements with The Hall Group on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to The Hall Group’s satisfaction, would have caused The Hall Group to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

Subsequent to the resignation of The Hall Group, the Audit Committee engaged Malone Bailey, LLP as the Company’s independent registered public accounting firm on March 10, 2015 through a competitive bidding process.

During the years ended December 31, 2013 and 2012 and the subsequent interim period through March 5, 2015, the Company did not consult with Malone Bailey, LLP regarding any of the matters or events set forth in Item 301(a)(2) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(a)       Exhibits:

Exhibit No.	Description
16.1	Letter of The Hall Group Dated March 5, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2015	Energy & Technology, Corp

/s/ George M. Sfeir
By: George M. Sfeir, CEO

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